UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 21, 2014

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 21, 2014, the Board of Directors of MidWestOne Financial Group, Inc. (the “Company”), on the recommendation of the Company’s Nominating and Corporate Governance Committee, and in anticipation of the previously announced retirement of director John S. Koza effective immediately prior to the Company’s 2014 Annual Shareholders’ Meeting, appointed Patricia A. Heiden as a Class II director of the Company, effective at the close of the 2014 Annual Shareholders’ Meeting.
Ms. Heiden, 60, is the Executive Director of Oaknoll Retirement Residence (“Oaknoll”), Iowa City, Iowa. Oaknoll is a customer of, and engages in customary banking transactions with, the Company’s wholly-owned bank subsidiary, MidWestOne Bank (the “Bank”). All loans and commitments to lend to Oaknoll were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. Except for these customary banking transactions between the Bank and Oaknoll, Ms. Heiden does not have any direct or indirect material interest in any transaction with the Company or the Bank required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Ms. Heiden and any other person pursuant to which Ms. Heiden was appointed as a director.
As with each of the Company’s non-employee directors, Ms. Heiden will receive a base retainer of $6,000 per year, prorated for her service in 2014, and be entitled to other compensation for her service as director consistent with the compensation paid to other directors of the Company, as described in the Company’s Proxy Statement for the Annual Meeting of Shareholders held on April 18, 2013. It is currently anticipated that Ms. Heiden will be named to the Company’s Nominating and Corporate Governance Committee following the Company’s 2014 Annual Shareholders’ Meeting. The press release is attached as Exhibit 99.1.

Item 8.01.	Other Events.
On January 21, 2014, the Board of Directors of the Company declared a cash dividend of $0.15 per share payable on March 17, 2014 to shareholders of record as of the close of business on March 1, 2014. The press release is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.1	Press Release of MidWestOne Financial Group, Inc. announcing director appointment, dated January 22, 2014.

99.2	Press Release of MidWestOne Financial Group, Inc. announcing dividend declaration, dated January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	January 22, 2014	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer